Exhibit 23 (i)

                     CONSENT OF INDEPENDENT ACCOUNTANTS




  We consent to the incorporation by reference into this Registration Statement on Form S-2 (File Number 333- 13103) of our report dated February 27, 1998 on our audit of the consolidated balance sheets of Avalon Community Services, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flow for the years then ended. We also consent to the reference to our firm under the caption "Experts."




                                                              Grant Thornton LLP


Oklahoma City, Oklahoma
December  2, 1998